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                                                                      Exhibit 99

Experts

The financial statements and financial statement schedules incorporated by reference in the Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in the Registration Statement. Such financial statements and financial statement schedules have been incorporated by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.